UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) April 11, 2011


                           SKY HARVEST WINDPOWER CORP.
             (Exact name of registrant as specified in its charter)

           Nevada                      000-52410                     N/A
(State or other jurisdiction          (Commission               (IRS Employer
     of incorporation)                File Number)           Identification No.)

        890 West Pender Street, Suite 710, Vancouver, BC, Canada V6C 1J9
             (Address of principal executive offices and Zip Code)

        Registrant's telephone number, including area code (604) 267-3041

                                      N/A
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.01. CHANGES IN CONTROL OF REGISTRANT

On April 11, 2011, our former president, Chris Craddock, sold a total of 6,345,225 shares of our restricted common stock to William Iny (as to 3,172,613 shares) and to Greg Yanke (as to 3,172,612) and their respective spouses. The number of shares transferred to each of Mr. Iny and Mr. Yanke represents 10.67% of our issued and outstanding common stock. Mr. Iny and Mr. Yanke paid an aggregate of $110,230 in connection with the share purchase. These amounts were paid from personal funds of the purchasers. There are no arrangements or understanding among Mr. Craddock, Mr. Iny, and Mr. Yanke and their associates with respect to election of directors or other matters.

ITEM 8.01 OTHER EVENTS

We are proceeding with the sale of up to 2,000,000 shares of common stock for $0.25 each, for aggregate proceeds of $500,000. We have also agreed to issue 40,000 shares of common stock as a finder's fee in connection with the financing. We intend to use the proceeds from the private placement for pre-development costs in connection with our proposed wind power development projects located in Saskatchewan, Canada, as well as for general working capital.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

     99.1 Press Release dated April 11, 2011

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKY HARVEST WINDPOWER CORP.


/s/ William Iny
---------------------------
William Iny
President

Date: April 11, 2011

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